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                                                                   EXHIBIT 10.52


                                  OFFICE LEASE

         THIS LEASE made and entered into this ____ day of October, 1996, by and between Dr. Peter Schmalisch hereinafter called "Landlord", and Strategic Data Systems, Inc., a Wisconsin corporation hereinafter called "Tenant".

                                   WITNESSETH:

         In consideration of the covenants and agreements of the respective parties herein contained, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

         A.       DEMISED PREMISES AND COMMON FACILITIES:

                  Landlord by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord for the term and upon the rental, covenants and agreements herein set forth those certain premises ("Premises") in the City of Columbia, being Suite 410 on the fourth (4th) floor of a commercial office building known as The Dutch Center, located at 810 Dutch Square Blvd., Columbia, South Carolina (the "Building"), said Premises containing approximately 17,770 square feet of net rentable space and being more specifically shown on Exhibit "A" attached hereto and a part and parcel hereto.

                  The Landlord further grants to the Tenant, its customers, visitors, agents and employees a nonexclusive right throughout the term hereof to use, in common with others entitled to a similar use, the parking areas, entrances, exits, walkways, driveways and other common facilities.

         B.       TERM AND DELIVERY OF PREMISES:

                  1.       TERM:

                           This Lease shall run for an Original Term of
sixty-eight (68) months, commencing on the 1st day of January, 1997 and ending on the 31st day of August, 2002 said dates being subject to adjustment as provided below.

                  2.       DELIVERY OF PREMISES:

                           The  Premises  shall be  delivered  complete  to the
degree of finish described as "Landlord's Work" in Exhibit "B" hereto. Tenant shall be given possession of the Premises by Landlord upon completion of said additional improvements. The commencement and ending dates of the Term shall be adjusted as necessary depending on the date possession of the Premises is delivered. When the commencement and ending dates are established after such adjustment, Landlord shall prepare and forward to Tenant a memorandum confirming same, so long as the Tenant receives the fully discounted rental period of the first two (2) months of the lease term. If Landlord has not delivered possession of the Premises to Tenant by January 20, 1997, Tenant shall have the option to cancel this Lease. If the Landlord delivers possession between the period from January 21, 1997 and January 31, 1997, then the Landlord shall pay the Tenant an amount of $15,474.71 in liquidated damages. Furthermore, if the Landlord delivers

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possession between the period from February 1, 1997 through February 28, 1997, then the Landlord shall pay the Tenant an amount of $46,424.13 in liquidated damages. In addition to the above, for each respective following calendar month beyond February 1997 that the Landlord fails to deliver possession, the Landlord shall pay the Tenant an additional amount of $30,949.42 per calendar month in liquidated damages. In no case shall Landlord be liable to Tenant for any additional damages other than those listed above which result from delay in delivering the Premises.

         C.       RENT, OTHER COSTS AND TAXES:

                  Tenant covenants and agrees to pay to Landlord during the Term, rental for the Premises as follows:

                  1.       MINIMUM RENT:

                           Tenant  agrees to pay during the Term of this Lease
the fixed minimum annual rent ("Minimum Rent") shown on the Rent Schedule stipulated in Paragraph 25-A to be payable in equal monthly installments as shown on said Rent Schedule in advance on the first day of each month. If the Term commences on a date other than the first day of the month, the first installment shall be prorated appropriately. Such payments shall be made to such place as may be directed in writing by Landlord from time to time. Minimum Rent for the first full month of the Term shall be paid at the execution hereto.

                           In the event Tenant shall fail to pay any rental on
the due date or within ten (10) days thereafter and upon five (5) days following the written notification by the Landlord of such failure, a late charge of five percent (5%) of the monthly rental shall be added to the rental for each such late payment, and the same shall be treated as additional rent.

                           The Tenant also agrees to pay the Landlord, as
further additional rent hereunder, upon notice and demand, Tenant's Prorata Share of the annual cost ("Operating Cost") of operating and maintaining the Building in excess of four and thirty hundredths ($4.30) dollars times the net rentable area in the Building.

                           For the purpose of this and other covenants requiring
similar proration, it is agreed the Premises contain 17,770 square feet of net rentable area and the total net rentable area of the Building is 100,171 square feet. Tenant's Prorata Share is 17.74%.

                           Within ninety (90) days after the last day of each
calendar year during the term hereof, Operating Cost Statements for the previous calendar year will be prepared and furnished by Landlord to Tenant, showing the Operating Costs for the said previous calendar year, the total amount in excess of $4.30 per square foot of net rentable area in the Building, and Tenant's Prorata Share thereof. Tenant shall pay its Prorata Share of such excess by lump sum payment within thirty (30) days after receipt of the statement.


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                           In addition, the monthly rent for the next subsequent
calendar year will be increased by one twelfth (1/12) of the amount of Tenant's Prorata Share of such excess (retroactive to the first day of the then current calendar year where necessary).

                  2.       OPERATING COSTS:

                           "Operating Costs" shall include water and sewer
rents, the cost of heating, lighting, power, fuel, labor, supplies, building management fees, janitor service, real estate taxes, hazard and liability insurance, pest control, landscape maintenance, and all other items properly constituting operating costs according to standard practices for office buildings. Tenant, or its representative, shall have the right to examine Landlord's books and records with respect to items in the foregoing statement during normal business hours at any time within sixty (60) days following delivery by Landlord to Tenant of each such Operating Statement. Unless Tenant shall take written exception to any items of such expenses within sixty (60) days after delivery of each such Operating Cost Statement, such statement shall be considered as final and accepted by Tenant. If Tenant objects as aforesaid, it shall nonetheless pay the amount shown on the statement but shall thereafter be entitled to an adjustment in such amount as may be determined by mutual agreement or otherwise. If this Lease terminates other than at the end of a calendar year, additional rent, if any, under this provision for the partial year of occupancy shall be due and payable by Tenant for the period of its occupancy even though it has vacated. Landlord shall pay annually all real estate taxes and assessments on the Premises, which shall be part of "Operating Costs" as provided above.

                           In the event that any documentary stamp tax, or tax
levied on the rental, leasing or letting of the Premises whether local, state, or federal, is required to be paid due to the execution hereof, the cost thereof shall be borne by the Tenant.

                           Should any government taxing authority acting under
any present or future law, ordinance, or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution or in addition to any existing tax on land or buildings or otherwise, the Landlord shall be responsible for and shall pay such tax, excise and/or assessment and the cost shall become a building operating cost.

                           Tenant at all times shall be responsible for and
shall pay, before delinquency all municipal, county, state or federal taxes assessed against any leasehold interest or any fixtures, equipment, furnishings, or other personal property of any kind, installed or used by Tenant in or on the Premises.

         D.       ADDITIONAL COVENANTS AND CONDITIONS OF LEASE:

                  1.       AUTHORIZED USE

                           Tenant agrees to occupy and use and not to abandon or
vacate the leased Premises during the term and each renewal, if any, to use them only for normal commercial offices and not to use or permit the Premises to be used for any offensive, noisy or dangerous trade or business, or any use in violation of laws, ordinances, and regulations of any governmental body or authority applicable to the Premises. Tenant will not do or permit any act

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or omission which will increase the rate of insurance on the Premises, and if such rate be increased by Tenant's act or omission, Tenant agrees to pay Landlord such increased cost of insurance. Tenant will not obstruct entries, stairways and passageways so as to interfere with use thereof by other tenants. The Premises shall not be used to conduct a commercial banking business.

                  2.       TENANT ALTERATIONS

                           Tenant shall not make, or suffer to be made, any
alterations of the Premises, or any part thereof, without the written consent of the Landlord. Any such improvements made with permission or without permission, including but not limited to permanent partitions, wall to wall carpet, lighting, attached shelving, etc., shall at the option of Landlord become the property of Landlord without its obligation to pay for same and such property may not be removed unless requested by Landlord, unless Landlord and Tenant otherwise state in writing as to a specific item. Tenant may install at its expense and without Landlord's consent trade fixtures within the Premises, movable office partitions, furniture and equipment and other personal property, and the same shall remain personal property, and Tenant may remove same at any time regardless of whether or not the same are affixed to the Premises, provided any damage to the Premises caused by such trade fixtures or their removal shall be repaired by Tenant. Tenant shall not install or maintain any equipment, partitions, furniture, or apparatus, the weight or operation of which would tend to injure or be detrimental to the Building or unreasonably annoy or disturb other Tenants. Tenant shall at all times keep the Premises free and clear of any lien or encumbrance of any kind created by Tenant's act under this paragraph or otherwise or by its omission.

                  3.       TENANT'S MAINTENANCE AND REPAIR OF PREMISES:

                           Tenant shall, throughout the initial term of this
Lease and any renewals thereof, at its expense, maintain the Premises in good order and repair, except those repairs and services expressly agreed or required herein to be made or furnished by Landlord. Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenants ordinary wear and tear, damage by storm, fire, lightning, earthquake or other casualties excepted. Tenant shall replace all broken glass in the Premises except when such may be covered by Landlord's normal fire and extended coverage insurance policy, and shall repair any damage, willful or otherwise, to the Premises, caused by it, its agents, invitees or clients.

                  4.       LANDLORD'S MAINTENANCE AND REPAIR OF PREMISES:

                           Landlord shall at its own expense keep and maintain
in good repair and working order the Building's heating and air conditioning equipment, plumbing, roof, foundation and exterior walls, electricity systems, and parking lot. Landlord agrees to make all repairs that may become necessary by reason of fire, acts of war, insurrection or riot, earthquake, other elements including damage by termites, fungus growth or dry rot. Landlord shall be under no obligation to inspect the Premises, and Tenant shall be responsible for notifying Landlord in writing of any needed repairs for which Landlord is responsible hereunder after which Landlord shall have a reasonable time and access to the Premises in order to make such repairs. Landlord

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shall not be held liable for any damage to Tenant for failure to make any such repair unless due to Landlord's gross negligence.

                  5.       SERVICES AND UTILITIES FURNISHED BY LANDLORD

                           Landlord shall supply and pay for (as an Operating
Cost) in or upon the Premises and all common facilities during the term and any renewal of this Lease the following services and utilities only as specifically indicated:

                           (a) heating and air conditioning during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 7:00 a.m. to 2:00 p.m. on Saturdays and legal holidays. Electricity shall be furnished only for lighting and ordinary business equipment. If any increase in electrical capacity beyond Building Standard is required to meet Tenant's needs within the Premises beyond the Tenant's original requirements at lease commencement, Landlord shall provide same and Tenant shall pay all of Landlord's costs therein. In such case, Landlord shall have the right to have Tenant's electricity consumption separately metered in an account in Tenant's name, which Tenant shall pay when due. In addition to the above service, the Tenant may from time to time request upon reasonable notice, H.V.A.C. service on Sunday at-a rate of $200.00 per day;
                           (b)      hot and cold running water in restrooms;
                           (c) chilled drinking water within reasonable distance of Tenant's Premises;
                           (d)      elevator service either attended or
                                    non-attended at Landlord's option;
                           (e) janitorial service nightly Monday-Friday except holidays;
                           (f) replacement light bulbs (fluorescent or building standard only);
                           (g)      adequate parking lot lighting; and
                           (h) adequate touch pad code access security systems to control after hours access to the building.

                           Landlord shall not be liable for failure to furnish
any of the foregoing when such failure is caused by accidents or conditions beyond the control of Landlord, or by repairs, labor disturbances or disputes of any character whether resulting from or caused by Landlord or otherwise; nor shall Landlord be liable under any circumstances for loss of or injury to property, however, occurring through or in connection with or incidental to the furnishing of any of the foregoing, unless due to the gross negligence of Landlord or Landlord's failure to perform its obligations under this Lease, nor shall any such failure relieve Tenant from duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant.

                  6.       SUBORDINATION OF LEASE:

                           It is agreed that the rights of Tenant hereunder
shall be and remain subordinate to the right and lien of any bonafide mortgage placed upon the Building by Landlord

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during or before the Term or any Renewal Term of this Lease, and if requested by mortgagee Tenant will execute a subordination agreement as long as the mortgagee executes a non-disturbance agreement recognizing Tenant's rights under this Lease.

                  7.       PARKING:

                           Tenant and its customers, visitors, agents and
employees are hereby granted the right to use spaces in the Building parking area in common with other tenants.

                  8.       ENTRY BY LANDLORD:

                           Landlord shall have the right to enter the Premises
at reasonable times during the Tenant's business hours for the purpose of inspection, posting notices or supervising any necessary repairs and maintenance required herein to be performed by Landlord. Ninety (90) days prior to expiration of the term of this Lease Landlord may post reasonable notice on the Premises that same are for rent and may show same to prospective tenants at reasonable times.

                  9.       ASSIGNMENT AND SUBLETTING:

                           Neither this Lease nor any interest herein may be
assigned by Tenant voluntarily or involuntarily or by operation of law, and neither all nor any part of the leased Premises shall be sublet by Tenant without the written consent of Landlord first had and obtained such consent not to be withheld unreasonably. No consent to assignment or subletting shall constitute consent to any further assignment or subletting, nor will any such assignment or sublease release Tenant from its obligations hereunder. Should the Tenant be sold, merged, or consolidated with another business entity, this lease may be assigned without the consent of the Landlord.

                  10.      WAIVER OF COVENANTS:

                           It is agreed that the waiving of any of the covenants
of this Lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained. No forbearance by either party to seek a remedy for any breach of this lease Agreement shall be deemed a waiver by such party of its rights or remedies with respect to such breach.

                  11.      DEFAULT BY TENANT:

                           This Lease is made upon the condition that the Tenant
shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (a) any installment of rent, additional rent, taxes, or any other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for fifteen (15) days after written notice thereof, or (b) there be any default on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within

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fifteen (15) days and Tenant shall have commenced to cure said default within said fifteen (15) days and continue diligently to pursue the curing of the same), or (c) Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or (d) any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or (e) the leasehold estate hereby created shall be taken on execution or by other process of law, or (f) Tenant shall vacate or abandon the Premises before the end of the Term, then and in any of said cases, Landlord at its option may terminate this Lease and re-enter upon the Premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the Premises or voiding this Lease.

                           In addition to, but not in limitation of, any of the
remedies set forth in this Lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this Lease and the continuance of such default after the period of notice above provided, to discontinue services to Tenant and/or to retake possession of the Premises from Tenant without process of law, by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises, shall not be construed as an election to terminate this Lease unless Landlord expressly exercises its option hereinabove provided to declare the term hereof ended, whether or not such entry or re-entry be had to taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease, and Tenant shall notwithstanding such entry or re-entry, continue to be liable for the payment of the rents and the performance of the other covenants and conditions hereof and shall pay to Landlord all monthly deficits after any such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained, and if in the event of any such ouster Landlord rents or leases the Premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an ag8regate rent during the portion of such new lease co-extensive with the term created hereunder which is less than the rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease or the creation of such new tenancy sue for and recover the differences between the aggregate rental provided for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which Landlord may be put for brokerage commission, placing the Premises in tenantable condition, reasonable attorneys fees, or otherwise. If such new lease or tenancy is made for a shorter term than the balance of the term of this Lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease.


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                           If Tenant at any time shall fail to pay any taxes,
assessments, or liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the annual rate of six (6%) percent from the date of payment or incurring thereof by Landlord and, together with such interest, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this Lease, including rent and late charges thereon, if not paid within any applicable grace period when due, shall accrue interest at the rate of six (6%) percent per annum from their due date until paid, said interest to be additional rent under this Lease and paid to Landlord by Tenant upon demand.

                           All rights and remedies of Landlord herein enumerated
shall be cumulative, an none shall exclude any other remedies allowed at law or in equity.

                           If Tenant defaults in the performance of any of the
covenants of this Lease and by reason thereof Landlord employs the services of any attorney to enforce performance by Tenant, to evict Tenant, to collect moneys due by Tenant, or to perform any service based upon said default, then the Tenant shall pay a reasonable attorney's fee and all reasonable expenses and costs incurred by Landlord pertaining thereto.

                  12.      INJURIES AND PROPERTY DAMAGE:

                           Tenant agrees to indemnify and hold harmless Landlord
of and from any and all claims of any kind or nature arising from Tenant's use and/or occupancy of the Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares or merchandise or for injury to persons in and upon the Premises from any cause whatsoever, except such as results from the sole negligence of Landlord or Landlord's representatives. Tenant shall at all times during the term hereof keep in effect with responsible insurance companies liability insurance in the names of and for the benefit of Tenant and Landlord with minimum limits as follows:

                           Bodily Injury & $1,000,000.00 Combined Single Limit Property Damage

                           Such insurance may, at Tenant's election, be carried
under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

                  13.      DEFAULT OF LANDLORD:

                           If at any time during the term hereof Landlord shall
default in any of its material obligations under this Lease, Tenant may give the written notice to Landlord of its

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intention to terminate the Lease, together with a statement of the nature of such default, and such termination shall become effective on the thirtieth
(30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to commence to cure such default are fully taken within such period and are thereafter diligently pursued, utilizing reputable area contractors, vendors, utility companies, municipalities, and other industry standard professionals.

                  14.      DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY:

                           If the Premises or any part thereof shall be
substantially damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the Premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty (50%) percent or more of total Building replacement cost) of the Building, either Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction. With reference to any damage or destruction, if it is anticipated that said rebuilding will take in excess of one hundred twenty (120) days, Landlord shall notify Tenant and Tenant shall be given the option of canceling this Lease within ten (10) working days of said notification and if this Lease is not so canceled, Landlord shall rebuild or contract for said rebuilding.

                           Landlord and Tenant hereby release each other from
liability for loss or damage occurring on or to the Premises or the Building of which they are a part or to the content of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver. Landlord hereby agrees to keep the building insured against fire and other perils normally covered by fire and extended coverage.

                  15.      HOLDING OVER:

                           In case of Tenant holdover after the end of the term
herein provided, such tenancy shall be from month to month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, and the rent during each month of such holding over shall be an amount which is 1.33 times the monthly rate in effect at the last full month of the last year of the lease term or renewal last in effect.

                  16.      CONDEMNATION:

                           Tenant hereby waives any injury, loss or damage, or
claim therefor against Landlord resulting from any exercise of a power of eminent domain affecting all or any part of the demised Premises or common facilities except that Tenant reserves against the condemning authority Tenant's right to, and claim for, any damages for the interruption of Tenant's business, Tenant's moving expenses and for the taking of Tenant's personal property and/or fixtures and the loss of the remainder of the term of this Lease. All awards by the condemning authority for the taking of land, building or common areas, shad belong exclusively to the Landlord.

                           In the event substantially all of the demised
Premises shall be taken as a result of the exercise of a power of eminent domain, this Lease shall terminate as of the date the right to possession vests in the condemning authority and rent shall be apportioned as of that date. If only a part of the demised Premises shall be so taken, and this lease is not terminated as hereinafter provided, the rent shall be abated in proportion to the area so taken, as of the date the right to possession vests in the condemning authority. In such case the Landlord, at its expense shall restore the Premises as far as possible to its prior condition.

                           In the event any part of the demised Premises shall
be taken as a result of the exercise of a power of eminent domain and the remainder of the demised Premises are not suitable for Tenant's use, Tenant may by written notice to Landlord given within thirty (30) days after date of taking, terminate this lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of notice; rent shall be apportioned as of the termination date.

                           In the event any part of the Building shall be taken
as a result of the exercise of a power of eminent domain (whether or not the demised Premises shall be affected) and the remainder of said Building shall not, in the reasonable opinion of Landlord, constitute an economically feasible operating unit, Landlord may, by written notice to Tenant given within thirty
(30) days after the date of taking, terminate this lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice; rent shall be apportioned as of the termination date.

                  17.      ENFORCEMENT:

                           If any action at law or in equity shall be brought to
recover any rent or other sum due under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's cost a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

                  18.      QUIET ENJOYMENT:

                           Landlord agrees that Tenant, keeping and performing
the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

                  19.      SIGNS:

                           No signs of any type shall be installed any place on
the Building inside of windows or on the exterior of the Premises without prior written approval and consent of Landlord. Landlord shall install and maintain a building directory in the first floor lobby area and reserves the right to limit the number of listings other than Tenant's trade name of reasonable

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length. Notwithstanding the above the tenant may install its own signage to be affixed to the fourth floor common area elevator lobby area to such type and dimensions to be approved by the' Landlord such approval not to be withheld unreasonably. Additionally, the Tenant shall be permitted to install at its own expense an exterior building mounted sign to be located upon the top glass paneled parapet of one side of the front of the building. The sign shall be labeled "SDS" with individually lit channeled letters. All electrical wiring and associated costs and expense shall be at the sole cost to the Tenant.

                  20.      RULES AND REGULATIONS:

                           Landlord may from time to time publish such
reasonable rules and regulations in writing which it may consider necessary and in the best interest of the Building. Tenant agrees to abide by and require its employees to abide by such rules and regulations so long as they do not unreasonably interfere with Tenant's permitted use and occupancy of the Premises.

                  21.      SURRENDER OF PREMISES:

                           Tenant agrees to turn over all keys and to surrender
the Premises at the expiration or sooner termination of this Lease or any extensions thereof, broom-dean and in the same condition as when delivered to Tenant or as altered, pursuant to the provisions of this Lease, ordinary wear and tear and damage by the elements, fire or other casualty or acts of God excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning and repair charge should it be necessary for Landlord to restore the Premises to the aforesaid condition.

                  22.      RIGHTS OF SUCCESSORS AND ASSIGNS:

                           The covenants and agreements contained in the within
Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, assigns and upon their respective successors in interest, except as expressly otherwise hereinabove provided.

                  23.      NOTICES:

                           Any notice, demand or other instrument or written
communication required or permitted to be given, served, made or delivered hereunder may be given, served, made or delivered by mailing the same by certified mail, return receipt requested, postage prepaid, and if to Tenant, addressed to Tenant as follows:

                             615 Pennsylvania Avenue
                             P.O. Box 819
                             Sheboygan, Wisconsin 53082-0819
                             PH (414) 459-7999
and if to Landlord, addressed to Landlord as follows:

                             c/o Tenhover One, Inc.
                             810 Dutch Square Blvd.
                             Columbus, S.C 29210
                             PH (803) 561-0070
                             FAX (803)561-0080

                           Any such notice, demand or other instrument or
written communication mailed as above provided shall be deemed to have been given, served, made or delivered at the time that it was received as shown on the return receipt, unless refused and then on the date of first notice of attempted delivery by the Postal Service.

                  24.      PREPAID RENTAL/CONSIDERATION:

                           Upon the approval by the Landlord of the Tenant's
financial standing at the execution of this Lease by both parties, the Landlord shall receive a payment from the Tenant for the rental period from January 1, 1997 through April 30, 1997 in the amount of $38,191.72 as prepaid rental.

                  25.      ADDITIONAL PROVISIONS/MINIMUM RENTALS:

                           Insofar as the following provisions conflict with any
other provisions contained in this lease, the following shall control:

                           A.       MINIMUM BASE RENTALS:

                                    The Tenant shall pay the following minimum
base rentals which do not include the Tenant's pro rata share of the increases in taxes and operating expenses as stipulated in Paragraphs C-1 and C-2:

 Effective Date                   Rate                      Annual/Period Rental                  Monthly Rental

01/01/97-02/28/97               $  1.65                       $   7,242.30                          $  3,621.15
03/01/97-02/28/98               $ 10.45                       $ 185,696.50                          $ 15,474.71
03/01/98-02/28/99               $ 10.75                       $ 191,027.50                          $ 15,918.96
03/01/99-02/28/00               $ 11.55                       $ 205,243.50                          $ 17,103.63
03/01/00-08/31/02               $ 11.85                       $ 526,436.25                          $ 17,547.88

                           B.       EARLY TERMINATION:

                                    The Tenant may cancel this Lease upon one
hundred twenty days (120) prior written notice to be given on or before October 31, 1999 such cancellation effective for the remaining thirty (30) lease months or the period from March 1, 2000 through August 31, 2002. Upon such notice, the Tenant shall pay to the Landlord an amount of the unamortized improvements costs and leasing fees calculated at an eight percent (8%) interest plus an amount of $35,095.75 for vacancy loss and liquidated damages.

                           C.       RIGHT OF RELOCATION/RIGHT OF FIRST REFUSAL:

                                    Should the Tenant provide the Landlord with
a minimum of one hundred twenty (120) days prior written notice of the requirement for an additional 4955 rentable square feet of the adjacent area now occupied by Time Warner Cable Corporation, then the Landlord shall arrange for the relocation of Time Warner Cable Corporation at its own expense, so long as there is comparable space available within the Building to accommodate such relocation. In addition to the above the Tenant shall have the right of first refusal upon the same 4,955 rentable square foot area. Such right of first refusal must be exercised within five (5) business days after the notification by the Landlord to the Tenant of another bonafide third party's interest in leasing such area. Terms and conditions for the space shall be agreed upon by both parties.

                           IN WITNESS WHEREOF, the parties hereto have caused
these presents to be executed the day and year first above written. SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:


WITNESSETH                             LANDLORD:  DR.PETER SCHMALISCH


                                       /s/ REINHARD E. KIESLER
--------------------------             -------------------------------


                                       BY:  MR. REINHARD E. KIESLER
                                            KIESLER INVESTMENT CONSULTING, INC.

                                       ITS: ATTORNEY IN FACT

                                       TENANT: STRATEGIC DATA SYSTEMS, INC.
                                               A WISCONSIN CORPORATION



                                       /s/ DAVID E. KRUEGER
--------------------------             -------------------------------

                                       BY:   DAVID E. KRUEGER
--------------------------
                                       ITS:  SR. VICE PRESIDENT

                                   EXHIBIT "B"
                                   WORK LETTER

The Landlord shall install improvements to the leased premises at the Landlord's expense unless otherwise indicated in accordance with the following:

CEILING/LIGHTING:                           Modify the existing building standard ceiling and
                                            lighting systems to accommodate the floor plan
                                            designated in Exhibit "A". The ceiling system is 2' x
                                            4' acoustical tile suspended into a 2' x 4' steel grid
                                            at a height of 9' 0". Light fixtures shall be building
                                            standard 2' x 4'-4-lamp fluorescent unit with
                                            prismatic lens. The Landlord's contractor shall
                                            furnish or relocate existing lighting fixtures as
                                            required to conform to the plan in Exhibit "A". All 2'
                                            x 4' acoustical tile will be replaced.

H.V.A.C. SYSTEM:                            Modify the existing building standard H.V.A.C. system
                                            to accommodate the floorplan designated in Exhibit
                                            "A". Install or adapt one 2' x 2' lay in air supply
                                            diffuser for every partitioned office area and arrange
                                            for adequate supply runs to service all open areas.
                                            One thermostat shall be provided for each building,
                                            one to be positioned by the Landlord's H.V.A.C.
                                            mechanical contractor.

PARTITIONING/DOORS/
FRAMES:                                     Install partitioning and building standard doors with
                                            building standard passage hardware as indicated in
                                            Exhibit "A". Typical interior partitions will be
                                            ceiling high with 1/2" gypsum wallboard on both sides
                                            of 3 5/8" metal studs 24" on center. Fire rated
                                            partitions separating the premises from common
                                            corridors and other tenants shall be fire rated 5/8"
                                            gypsum wallboard on 3 5/8" metal studs of 25 gauge
                                            thickness and will be insulated and extend to the
                                            underside of the structure. Interior doors shall be
                                            solid core 3'0" x 6'8" x 1 3/4" birch or better grade.
                                            Entrance and exit doors shall be fire rated solid core
                                            of same height and thickness. Door frames shall be
                                            knock down metal type painted in an accent color be
                                            provided by Landlord at all entrance doors and exit
                                            doors. Keyed locksets for interior selected by the
                                            tenant or building standard doors and frames. Keyed
                                            locksets with two (2) keys shall doors at Tenant's
                                            expense and may be installed and repaired by building
                                            management only.

FLOOR/CARPETING:                            Install twenty-eight (28) ounce dense level loop
                                            1/8-1/10" gauge continuous filament nylon carpeting
                                            throughout by J & J Industries, Lotus Mills, Aladdin
                                            Mills or others as approved by the Landlord. Install
                                            thirty (30) ounce dense

                                            cut 1/8" gauge continuous filament nylon carpeting in
                                            the reception area and the conference areas contained
                                            within the floor plan. Cove base shall be Roppe vinyl
                                            or equivalent. Tenant may substitute 3/16" vinyl
                                            composition tile flooring in building standard colors
                                            for carpet in any area. Tenant shall choose one (1)
                                            color carpet for each carpet type and cove base from
                                            building standard samples provided by Landlord.
                                            Additional colors, floor treatments or carpet borders
                                            shall be at the sole cost to the Tenant.

PAINTING:                                   Paint all applicable dry wall partitioning, and other
                                            areas with one coat of primer and two coats of flat
                                            latex base paint. Tenant shall choose one (1) color
                                            paint for the partitions and one (1) color paint for
                                            the door frames from building standard samples
                                            provided by Landlord. Paint door frames and trim with
                                            two (2) coats of oil base semi-gloss enamel. Doors to
                                            be stained with one coat of stain and two coats of
                                            semi-gloss polyurethane.

WALLCOVERING:                               All areas as designated in Exhibit "A" shall receive
                                            building standard vinyl wallcovering. The tenant may
                                            wallcover other designated areas at its own cost and
                                            expense with the Landlord providing the building
                                            standard painting allowance to the Tenant for the
                                            wallcovered areas.

ELECTRICAL/TELEPHONE:                       Install new wall mounted grounded 110V, 20 amp circuit
                                            duplex electrical outlets where necessary to provide
                                            two (2) duplex outlets for each partitioned area. All
                                            existing duplex outlets to remain as indicated. The
                                            Landlord shall pull power to all the Tenant's modular
                                            furniture work station groups. The Landlord shall
                                            provide two isolated ground outlets in the locations
                                            to be determined by the Tenant. Any additional outlets
                                            or electrical work above building standard which is
                                            not specified in Exhibits "A" and "B" shall be at the
                                            sole cost and expense to the Tenant. Any additional
                                            isolated ground outlets or special voltage, dedicated
                                            circuits or special electrical applications at
                                            Tenant's sole cost. If the Tenant's voice/data wiring
                                            contractor is unable to install area to be cut through
                                            the sheetrock partitioning, then the Landlord's
                                            contractor shall provide such opening at the
                                            Landlord's expense.

SIGNAGE:                                    Install building standard lobby area identification
                                            and suite enhance signage.

BLINDS:                                     Thin horizontal louvered blinds of building standard
                                            shall be supplied for each window.

EARLY TERMINATION:                          The cancellation provision shall be amended as
                                            follows:

                                            The Tenant may cancel this Lease upon one hundred
                                            twenty (120) days prior written notice to be given on
                                            or before April 30, 2000 such cancellation effective
                                            for the remaining thirty (30) lease months or the
                                            period from September 1, 2000 through February 28,
                                            2003. Upon such notice, the Tenant shall pay to the
                                            Landlord an amount of the unamortized improvements and
                                            leasing fees calculated at an eight percent (8%)
                                            interest rate plus an amount of $70,665.50 (Two (2)
                                            months) for vacancy loss and liquidated damages.

IMPROVEMENTS:                               The Landlord shall install improvements to the leased
                                            premises in an amount not to exceed $19,341.00.

CONSIDERATION FOR
MUTUAL RELEASE:                             In order to obtain the above Suites for immediate
                                            construction of the necessary improvements, Inspire
                                            Insurance shall pay the Landlord an amount of $15,787
                                            to cover the expenses associated with relocating the
                                            existing tenant's equipment, contents, and employees,
                                            buyout costs, and new improvements for those relocated
                                            tenants.

                                            The following is a breakdown of those costs:
                                                         (Refer to Exhibit "B")

                                            St        Tenant         Item               Cost
                                            315       GRS/Mid At.    Buyout/Reloc.    $5,000
                                            315       GRS            Improvements     $4,736
                                            317       CNA Ins.       Improvements     $2,303
                                            317       CNA Ins.       Relocation       $  700
                                            318       TenhoverOne    Improvements     $2,598
                                            318       TenhoverOne    Relocation       $  450

                                                           Total Costs:               $15,787
                                                                                      -------

SPACE PLANNING:                             Professional space planning services are available at
                                            no additional charge through Tenhover One, Inc. and
                                            Architectural Design Associates.

TELEPHONE
COMMUNICATIONS:                             All telephone/communications work and related expenses
                                            shall be at the sole cost and expense to the Tenant.

COMPUTER/DATA
WIRING/SET-UP:                              Any work or related expenses for computer/data network
                                            wiring shall be at the sob cost and expense to the
                                            Tenant.

         Any additional improvements which are not specified or designated in Exhibits "A" and "B"
         shall be at the sole cost and expense to the Tenant.

ACCEPTED:



  /s/ DAVID E. KRUEGER                             /s/  REINHARD E. KIESLER
--------------------------------------------    --------------------------------------------
TENANT                                                        LANDLORD

                                TENHOVER ONE, INC
                             810 DUTCH SQUARE BLVD.
                              COLUMBIA, S.C. 29210

                             SECOND LEASE AMENDMENT

         THIS AGREEMENT, made this 25 day of February, 1997, by and between Dr. Peter Schmalisch, (hereinafter referred to as "Landlord"), and Strategic Data Systems, Inc. (hereinafter referred as "Tenant"):

                                   WITNESSETH

         WHEREAS, Landlord and Tenant did enter into a Lease Agreement dated the 18th day of October, 1996 for premises known as The Dutch Center, Columbia, S.C., Suite 410 and Whereas, both parties amended the Lease by Lease Amendment dated the 19th day of December, 1996, and Whereas, the parties hereto desire to make certain amendment(s) to their said Lease Agreement; NOW THEREFORE the parties for consideration hereinafter mentioned covenant and agree that the said Lease Agreement is extended and amended as follows:

1. DEMISED PREMISES-PARAGRAPH A: The Demised Premises shall be enlarged by 100 such additional rentable square footage attributable to relocating the demising wall as calculated and shown in Exhibit "A-2". The total leased area effective March 1, 1997 shall be 22,944 rentable square feet.

2. RENT, COSTS, AND TAXES-PARAGRAPH C-1: The minimum base rentals shall be amended and paid by the Tenant as follows:


 Effective Date                   Rate                 Annual Rent              Monthly Rental
03/01/97-02/28/98                $10.45                $239,764.80                $19,980.40
03/01198-02/28/99                $10.75                $246,648.00                $20,554.00
03/01/99-02/28/00                $11.55                $265,003.20                $22,083.60
03/01/00-08/31/02                $11.85                $271,886.40                $22,657.20

         The Tenant's pro rata share shall be increased from 22.81% to 22.90% or 22,944/100,171.


         THIS AGREEMENT, by reference to the above stated Lease Agreement, shall, when fully executed, form a part thereof; and

         ALL OTHER TERMS AND CONDITIONS of the Lease Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto subscribed their names as of the date first above written.

WITNESS:                                       LANDLORD:  DR. PETER SCHMALISCH


  /s/                                      /s/ REINHARD E. KIESLER
--------------------------------    --------------------------------------------

                                    BY:   MR. REINHARD E. KIESLER

                                          KIESLER INVESTMENT CONSULTING, INC.

                                    Its:  ATTORNEY IN FACT

                                    TENANT: STRATEGIC DATA SYSTEMS



  /s/                                      /s/ DAVID E. KRUEGER
--------------------------------    --------------------------------------------

   /s/                                     BY:   DAVID E. KRUEGER
 --------------------------------
                                           ITS:  SENIOR VICE PRESIDENT

                                TENHOVER ONE, INC
                             810 DUTCH SQUARE BLVD.
                              COLUMBIA, S.C. 29210

                             FOURTH LEASE AMENDMENT

         THIS AGREEMENT, made this 7th day of November, 1997, by and between Dr. Peter Schmalisch, (hereinafter referred to as "Landlord"), and Inspire Insurance Solutions, Inc., formerly Strategic Data Systems, Inc. (hereinafter referred as "Tenant"):

                                   WITNESSETH

         WHEREAS, Landlord and Tenant did enter into a Lease Agreement dated the 18th day of October, 1996 for premises known as The Dutch Center, Columbia, S.C, Suite 410 and Whereas, both parties amended the Lease by Lease Amendment dated the 19th day of December, 1996, and Whereas both parties further amended the Lease by Second Lease Amendment dated February 1997, and Whereas both parties further amended the Lease by Third Lease Amendment dated March 13, 1997, and Whereas the parties hereto desire to make certain amendment(s) to their said Lease Agreement; NOW THEREFORE the parties for consideration hereinafter mentioned covenant and agree that the said Lease Agreement is extended and amended as follows:

1. DEMISED PREMISES-PARAGRAPH A: The Demised Premises shall be enlarged by 3,280 rentable square feet and shown in Exhibit "A4. The total leased area effective February 1, 1998 shall be 29,425 rentable square feet.


2. TERM AND DELIVERY OF PREMISES-PARAGRAPH B-1-2: The Landlord shall deliver the additional 3,280 rentable square feet complete with the necessary improvements on or before February 1, 1998.

3. RENT, COSTS, AND TAXES-PARAGRAPH C-1: The minimum base rentals shall be amended and paid by the Tenant as follows:


 Effective Date            Rate                  Annual Rent             Monthly Rental

02/01/98-02/28198          $10.45                 $307,491.28              $25,624.27
03/01/98-02/28/99          $10.75                 $316,318.75              $26,359.89
03/01/99-02/28/00          $11.55                 $339,858.75              $28,321.56
03/01/00-08/31/02          $11.85                 $348,686.25              $29,057.19

The Tenant's pro rata share shall be increased from 26.10% to 29.37% or 29,425/100,171.

4. EARLY TERMINATION-PARAGRAPH 25-B: The Tenant shall be granted the same Early Termination provision a contained in the original Lease to cover the total leased area of 29,425 square feet with exception to the Tenant's payment to the Landlord shall be increased to the unamortized leasehold improvements and leasing fees plus an amount of $58,114.38 for vacancy loss attributable to the total leased area.


5. IMPROVEMENTS: The Landlord shall install improvements to the additionally leased 3,280 rentable square feet as agreed upon by both parties at the Landlord's expense not to exceed $14,760.00. Any additional cost above the $14,760.00 improvements allowance shall be the sole cost and expense to the Tenant to be paid upon completion. In order to obtain the above mentioned leased area, the Landlord must relocate the existing tenant, Chase Mortgage Brokers to another space to be located on the second floor of the building. The cost to construct the improvements necessary to accommodate Chase Mortgage Brokers is $18,791.00 as contained in Exhibit "B". Additionally, the Landlord will be responsible for all the necessary relocation costs incurred by Chase Mortgage Brokers which includes but is not limited to telephone/computer wiring relocation, moving of physical contents, signage, and stationary costs. The Landlord has assigned a cost estimate of an amount not to exceed $1,800.00 for those costs to be reimbursed by the Tenant. Therefore, in lieu of the above necessary expenditures to be made by the Landlord, the following payments are to be made by the Tenant as the construction work progresses and is completed:


           Date             Amount                   Description of Work Completed
         12/01/97           $  9,511.00              Demolition, partitioning, doors, and electrical work.
         12/15/97           $  9,280.00              Ceiling, painting, and flooring work.
         01/01/98           $  1,800.00              Relocation expenses.
                            -----------
         Total:             $ 20,591.00

         THIS AGREEMENT, by reference to the above stated Lease Agreement, shall, when fully executed, form a part thereof; and

         ALL OTHER TERMS AND CONDITIONS of the Lease Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto subscribed their names as of the date first above written.

WITNESS:                            LANDLORD:  DR. PETER SCHMALISCH


    /s/                                  /s/ REINHARD E. KIESLER
--------------------------------    --------------------------------------------
                                    BY:   MR. REINHARD E. KIESLER

                                          KIESLER INVESTMENT CONSULTING, INC.

                                    Its:  ATTORNEY IN FACT

                                    TENANT: INSPIRE INSURANCE SOLUTIONS, INC.


                                         /s/ DAVID E. KRUEGER
--------------------------------    --------------------------------------------

                                    BY:   DAVID E. KRUEGER

                                    ITS:  VICE PRESIDENT

                                TENHOVER ONE, INC
                             810 DUTCH SQUARE BLVD.
                              COLUMBIA, S.C. 29210

                              FIFTH LEASE AMENDMENT

         THIS AGREEMENT, made this 29th day of January, 1998, by and between Dr. Peter Schmalisch, (hereinafter referred to as "Landlord"), and Inspire Insurance Solutions, Inc., formerly Strategic Data Systems, Inc. (hereinafter referred as "Tenant"):
                                   WITNESSETH
         WHEREAS, Landlord and Tenant did enter into a Lease Agreement dated the 18th day of October, 1996 for premises known as The Dutch Center, Columbia, S.C., Suite 410 and Whereas, both parties amended the Lease by Lease Amendment dated the l9th day of December, 1996, and Whereas both parties further amended the Lease by Second Lease Amendment dated February 1997, and Whereas both parties further amended the Lease by Third Lease Amendment dated March 13, 1997, and Whereas both parties further amended by Fourth Lease Amendment dated the 7th day of November, 1997, and WHEREAS the parties hereto desire to make certain amendment(s) to their said Lease Agreement; NOW THEREFORE the parties for consideration hereinafter mentioned covenant and agree that the said Lease Agreement is extended and amended as follows:

1. DEMISED PREMISES-PARAGRAPH A: The Demised Premises shall be enlarged by 2,057 rentable square feet and shown in Exhibit "A-4". The total leased area effective April 1, 1998 shall be 31,482 rentable square feet.

2. TERM AND DELIVERY OF PREMISES-PARAGRAPH B-1-2: The Landlord shall deliver the additional 2,057 rentable square feet complete with the necessary improvements approximately on April 1, 1998 subject to delays in the vacancy by the Tenant or construction delays.

3. RENT, COSTS, AND TAXES-PARAGRAPH C-1: The minimum base rentals shall be amended and paid by the Tenant as follows:

     Effective Date             Rate                Annual Rent            Monthly Rental
04/01/98-02128/99               $10.75              $338,431.50            $28,202.63
03/01/99-02/28/00               $11.55              $363,617.00            $30,301.43
03/01/00-08/31/02               $11.85              $373,061.76            $31,088.48

The Tenant's pro rata share shall be increased from 29.37% to 31.43% or 31,482/100,171.

4. EARLY TERMINATION-PARAGRAPH 25-B: The Tenant shall be granted the same Early Termination provision a contained in the original Lease to cover the total leased area of 31,482 square feet with exception to the Tenant's payment to the Landlord shall be increased to the unamortized leasehold improvements and leasing fees plus an amount of $62,176.95 for vacancy loss attributable to the total leased area.

5. IMPROVEMENTS/CONSIDERATION: The Landlord shall install improvements to the additionally leased 2,057 rentable square feet as agreed upon by both parties at the Landlord's expense not to exceed $ 9,256.50. Any additional cost above the $9,256.50 improvements allowance shall be the sole cost and expense to the Tenant to be paid upon completion. In order to obtain Suite 314 for immediate construction of the necessary improvements, the Tenant shall pay the Landlord an amount of $ 5,000.00 to cover the expenses associated with relocating the existing tenant's equipment, contents, and employees.

         THIS AGREEMENT, by reference to the above stated Lease Agreement, shall, when fully executed, form a part thereof; and

         ALL OTHER TERMS AND CONDITIONS of the Lease Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto subscribed their names as of the date first above written.

WITNESS:                                       LANDLORD:  DR. PETER SCHMALISCH


    /s/                                  /s/ REINHARD E. KIESLER
--------------------------------    --------------------------------------------
                                    BY:   MR. REINHARD E. KIESLER

                                          KIESLER INVESTMENT CONSULTING, INC.
--------------------------------
                                    Its:  ATTORNEY IN FACT

                                    TENANT: INSPIRE INSURANCE SOLUTIONS, INC.


    /s/                                  /s/ DAVID E. KRUEGER
--------------------------------    --------------------------------------------

                                    BY:   DAVID E. KRUEGER
--------------------------------
                                    ITS:  VICE PRESIDENT

                                TENHOVER ONE, INC
                             810 DUTCH SQUARE BLVD.
                              COLUMBIA, S.C. 29210

                              SIXTH LEASE AMENDMENT

         THIS AGREEMENT, made this 20th day of February, 1998, by and between Dr. Peter Schmalisch, (hereinafter referred to as "Landlord"), and Inspire Insurance Solutions, Inc., formerly Strategic Data Systems, Inc. (hereinafter referred as "Tenant"):
                                   WITNESSETH

         WHEREAS, Landlord and Tenant did enter into a Lease Agreement dated the 18th day of October, 1996 for premises known as The Dutch Center, Columbia, S.C., Suite 410 and Whereas, both parties amended the Lease by Lease Amendment dated the l9th day of December, 1996, and Whereas both parties further amended the Lease by Second Lease Amendment dated February 1997, and Whereas both parties further amended the Lease by Third Lease Amendment dated March 13, 1997, and Whereas both parties further amended the Lease by Fourth Lease Amendment dated the 7th day of November, 1997, and WHEREAS both parties further amended the Lease by Fifth Lease Amendment dated the 29th day of January, 1998 the parties hereto desire to make certain amendment(s) to their said Lease Agreement; NOW THEREFORE the parties for consideration hereinafter mentioned covenant and agree that the said Lease Agreement is extended and amended as follows:

1. DEMISED PREMISES-PARAGRAPH A: The Demised Premises shall be enlarged by 4,298 rentable square feet and shown in Exhibit "A-5". The total leased area effective May 1, 1998 shall be 35,780 rentable square feet.

2. TERM AND DELIVERY OF PREMISES-PARAGRAPH B-1-2: The Landlord shall deliver the additional 4,298 rentable square feet complete with the necessary improvements approximately on May 1, 1998 subject to delays in the vacancy by the Tenant or construction delays. The lease expiration of the entire 35,780 rentable square feet shall be extended to expire sixty (60) months from the delivery of the additional 4,298 square feet or upon April 30, 2003.

3. RENT, COSTS, AND TAXES-PARAGRAPH C-1: The minimum base rentals shall be amended and paid by the Tenant as follows:


 Effective Date             Rate                 Annual Rent          Monthly Rental
05/01/98-02/28/99           $10.75               $384,635.04          $32,052.92
03/01/99-02/28/00           $11.55               $413,259.00          $34,438.25
03/01/00-04/30/03           $11.85               $423,993.00          $35,332.75

The Tenant's pro rata share shall be increased from 31.43% to 35.72 % or 35,780/100,171.

4. EARLY TERMINATION-PARAGRAPH 25-B: The Early Termination Provision shall be amended as follows:

The Tenant may cancel this Lease upon one hundred twenty (120) days prior written notice to be given on or before April 30, 2000 such cancellation effective for the period from November 1, 2000 through April 30, 2003. Upon such notice, the Tenant shall pay the Landlord an amount of the unamortized improvements, and leasing fees calculated at an eight percent (8%) interest rate plus an amount of $ 70,665.50 (Two (2) months) for vacancy loss and liquidated damages.

5. IMPROVEMENTS/CONSIDERATION: The Landlord shall install improvements to the additionally leased 4,298 rentable square feet as agreed upon by both parties at the Landlord's expense not to exceed $ 19,341.00. Any additional cost above the $19,341.00 improvements allowance shall be the sole cost and expense to the Tenant to be paid upon completion. In order to obtain Suites 315-318 for immediate construction of the necessary improvements, the Tenant shall pay the Landlord an amount of $15,787.00 to cover the expenses associated with relocating the existing tenant's equipment, contents, and employees, buyout costs, and new improvements for relocated tenants.

         TH1S AGREEMENT, by reference to the above stated Lease Agreement, shall, when fully executed, form a part thereof; and

         ALL OTHER TERMS AND CONDITIONS of the Lease Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto subscribed their names as of the date first above written.

WITNESS:                            LANDLORD:  DR. PETER SCHMALISCH


    /s/                                  /s/ REINHARD E. KIESLER
--------------------------------    --------------------------------------------
                                    BY:   MR. REINHARD E. KIESLER

                                          KIESLER INVESTMENT CONSULTING, INC.

                                    Its:  ATTORNEY IN FACT

                                    TENANT: INSPIRE INSURANCE SOLUTIONS, INC.


                                         /s/ DAVID E. KRUEGER
--------------------------------    --------------------------------------------

                                    BY:   DAVID E. KRUEGER

                                    ITS:  VICE PRESIDENT